EXHIBIT 24.1


                            SOUTHERN CALIFORNIA BANK
                               4100 Newport Place
                                    Suite 130
                         Newport Beach, California 92660



                                 March 31, 1999

Cornerstone Industrial Properties
4590 MacArthur Boulevard, Suite 610
Newport Beach, CA  92660

         Re:      Escrow Account No. 12563-GG
                  Cornerstone Industrial Properties
                  Income and Growth Fund I, LLC (the "Fund")

Gentlemen:

         Southern California Bank does hereby agree to be the Escrow Agent with respect to the subject account. We further agree to release funds to Cornerstone Industrial Properties, the Managing Member of the Fund, only in accordance with the terms of the Escrow Agreement described in the Prospectus of the Fund.

         Southern California Bank does hereby further agree to the use of its name for the purpose of reference to it as Escrow Agent for the Fund in its Registration Statement.

                                                     Very truly yours,



                            SOUTHERN CALIFORNIA BANK